Exhibit 10.11

PROMISSORY NOTE

May 6, 2005

FOR VALUE RECEIVED, the undersigned (“Debtor”) hereby promises to pay to Demandware, Inc., a Delaware corporation (“Payee”), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of Fifty-Nine Thousand Seven Hundred Dollars and No Cents ($59,700.00) (the “Principal”), with interest at the fixed rate of Four and Twenty-Eight/One Hundredths percent (4.28%) per annum, compounded annually, on the unpaid balance. Interest shall be payable on each anniversary of the date hereof commencing May 6, 2006. The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from all sales of the Debtor’s shares of Payee’s common stock, par value $.001 per share (the “Common Stock”), in reduction of Principal until such time as the Principal has been repaid in full, and in connection with each such payment shall pay accrued but unpaid interest on the amount so prepaid. For purposes hereof, net after-tax proceeds refers to the amount received by the Debtor upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes). In any event, any Principal then unpaid shall be due and payable, with accrued interest thereon, on the earlier of (a) the fifth anniversary of the date hereof, (b) the date sixty (60) days after Debtor’s termination for any reason as an employee of Payee and (c) the date immediately preceding the Payee’s filling of a registration statement under the Securities Act of 1933, as amended (in any such case, the “Repayment Date”).

This Note is subject to the terms of and the payment hereof is secured by a certain Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the “Pledge Agreement”).

In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The obligation of the undersigned Debtor to pay the Recourse Amount (as hereinafter defined) shall be absolute and unconditional, and the Payee shall have full recourse against the Debtor’s assets (including, but not limited to, the collateral pledged pursuant to the Pledge Agreement) to recover the Recourse Amount. The Recourse Amount as of any time shall mean (i) Fifty percent (50%) of the Principal reduced by Fifty percent (50%) of each payment of Principal made by or on behalf of the Debtor from any source and (ii) the full amount of accrued interest under this Note (it being understood that the Debtor shall be personally obligated for the payment of interest hereunder). Unless otherwise directed by the Debtor, all sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder shall be deemed to reduce the Recourse

Amount on a proportionate basis. With respect to amounts due and payable hereunder in excess of the Recourse Amount, the Payee shall have no recourse against the Debtor or any of his assets other than the collateral pledged pursuant to the Pledge Agreement, and Payee shall look only to its rights as provided in the Pledge Agreement for the repayment of amounts in excess of the Recourse Amount.

Debtor may not prepay any of the Principal balance hereof or accrued interest thereon.

Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. Debtor agrees to pay all costs (including reasonable attorney’s fees, expenses and disbursements) of the Payee in connection with the collection and/or enforcement of this Note or the Pledge Agreement.

This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its heirs, successors, endorsees and assigns.

DEBTOR:

/s/ Wayne Whitcomb
Wayne Whitcomb

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (this “Amendment”) is made as of November 30, 2009 among Demandware, Inc., a Delaware corporation (the “Payee”), and Wayne Whitcomb (the “Debtor”).

WHEREAS, the Debtor has entered into that certain Promissory Note dated as of May 6, 2005 pursuant to which the Debtor has promised to pay certain amounts to the Payee (the “Note”); and

WHEREAS, the Payee and the Debtor desire to amend the Note as provided herein.

In consideration of the execution and delivery of this Amendment and the representations, warranties, covenants and conditions set forth in the Note and the Pledge Agreement, Debtor and Payee, intending to be legally bound, hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Note.

2. Subsection (a) of the final sentence of the first paragraph of the Note is hereby amended by replacing “fifth anniversary of the date hereof” with “seventh anniversary of the date hereof.”

3. Except as amended hereby, the Note and the Pledge Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Payee and the Debtor have executed this Amendment as of the date first written above.

PAYEE:	DEBTOR:

DEMANDWARE, INC.	/s/ Wayne Whitcomb
Wayne Whitcomb

By:	/s/ Scott J. Dussault
Name:	Scott J. Dussault
Title:	Chief Financial Officer

PLEDGE AGREEMENT

In consideration of Demandware, Inc., a Delaware corporation (the “Company”), having made a loan to Wayne Whitcomb (“Borrower”), under the Promissory Note dated as of the date hereof, and any renewals or extensions thereof made in the sole discretion of the Company (“Note”), as of May 6, 2005, Borrower and the Company agree as follows:

Section 1. Pledge. Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a security interest in, the following property (“Collateral”), to be held by the Company:

(a) The shares of common stock, $.001 par value per share (the “Common Stock”), of the Company (each, a “Share”) obtained pursuant to a certain Restricted Stock Award Agreement dated as of the date hereof between Borrower and the Company and held by Borrower or any Permitted Transferee (as that term is defined in the Restricted Stock Agreement dated as of the date hereof by and between Borrower and the Company (the “Restricted Stock Agreement”)), and any securities owned in respect thereof or in exchange therefor.

(b) All other securities, instruments and other property issued or accepted in substitution for or in addition to any of the foregoing.

(c) All proceeds of any and all of the Collateral.

Section 2. Obligations. This Agreement and the security interest granted hereby secure the payment of all obligations of Borrower to the Company under the Note (“Obligations”), and the Obligations of Borrower under this Agreement, and any and all renewals or extensions thereof. So long as any of the Obligations are outstanding, unless and until Borrower shall be in default hereunder or there shall be any default of any of the Obligations, Borrower shall retain all rights to dividends and distributions and voting rights, if any, with respect to the Collateral. In the event the Obligations shall be in default or in the event that Borrower shall be in default under the terms hereof, the Company may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Without limiting the generality of the other remedies provided herein and in addition thereto, in the event any of the Obligations shall be in default or upon any default by Borrower hereunder, the Company after the occurrence of an Event of Default may take all steps necessary to cause the Collateral to be transferred into the name of the Company, including but not limited to taking steps necessary to comply with restrictions on sale or transfer of the shares constituting such Collateral, and in connection therewith Borrower appoints the Company as such Borrower’s attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such shares into the name of the Company, or any other person.

If Borrower receives any cash distribution or dividend in respect of any Collateral, Borrower may retain the such cash distribution or dividend as his own property unless prior to such receipt an Event of Default has occurred, in which event Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower’s endorsement and/or assignment when necessary, to be held by the Company as Collateral.

If Borrower receives any stock certificate or option or deferred compensation right, whether as an addition to, in substitution of, or in exchange for, any Collateral, or otherwise, Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower’s endorsement and/or assignment when necessary, to be held by the Company as Collateral.

Borrower is herewith delivering to the Company all certificates or instruments representing or evidencing Collateral in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held subject to the preceding paragraph.

Section 3. Release of Collateral. Upon the written request of Borrower, the Company shall promptly release Collateral to Borrower or to any designee of Borrower at any time and from time to time; provided, however, that the Company shall retain an amount of Collateral with an Agreed Value (as defined below) at least equal to the amount of the Obligations then outstanding.

(a) The “Agreed Value” of any Collateral consisting of Shares shall be the original cost of such Shares as set forth in the Restricted Stock Agreement ($.20 per Share), equitably adjusted for stock splits, stock dividends and like transactions. The Agreed Value of any Collateral not consisting of Shares shall be determined reasonably and in good faith by the mutual agreement of Borrower and the Company.

(b) Borrower acknowledges that transfer of the Shares is subject to certain restrictions under the Restricted Stock Agreement. The obligation of the Company to release certificates representing Shares to Borrower or his designee hereunder shall in any event be subject to the requirements of the Restricted Stock Agreement. Subject to such requirements and the terms hereof, the Company shall release Restricted Stock that has vested or Restricted Stock (as those terms are defined in the Restricted Stock Agreement) as designated by Borrower.

Section 4. Representations and Warranties. Borrower represents and warrants to the Company as follows:

(a) Borrower is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral pledged by Borrower, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement, (ii) certain restrictions under the Restricted Stock Agreement and (iii) restrictions imposed by applicable laws, and, subject to the same exceptions, Borrower has and shall have the right to transfer such Collateral and to grant a security interest therein to the Company as provided in this Agreement.

(b) No effective financing statement or similar notice covering any Collateral pledged by Borrower is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Company, except as the Company may approve.

Section 5. Further Action by Borrower. Borrower shall, at the expense of Borrower, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Company at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce such rights, powers and remedies with respect to Collateral.

Section 6. Preservation of Collateral.

(a) The Company shall give to the Collateral the same degree of care and protection which it gives to its own property, provided, however, that the Company shall have no liability to Borrower for any losses, costs, expenses or damages due to any acts or omissions of third parties, or due to any acts of God or other causes beyond its control. The Company shall have no duty to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify Borrower of the need to take, any action respecting any rights, privileges or options relating to any Collateral. To replace any certificates, however, Borrower shall not be required to supply any bond or other indemnity.

(b) Borrower shall furnish to the Company, promptly upon receipt thereof, copies of all material notices, requests and other documents received by Borrower relating to Collateral unless the same were sent by the Company.

(c) Borrower shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement and the rights, remedies and restrictions imposed by the Restricted Stock Agreement; or (ii) attempt any action prohibited by paragraph (c)(i) of this Section 6. Notwithstanding the foregoing, Borrower may transfer Shares to Permitted Transferees pursuant to the Restricted Stock Agreement; provided, however, that the Shares so transferred shall remain subject to the security interest created by this Agreement and any such Permitted Transferee(s) shall, as a condition to any transfer, agree to be subject to the provisions of this Agreement.

Section 7. Defaults. A default (an “Event of Default”) shall be deemed to have occurred hereunder if (a) Borrower fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by Borrower occurs under the Note or any agreement evidencing, or constituting or granting security for, the Obligations, and (b) the Company gives to Borrower written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as may be required to effect such cure if diligently pursued.

Sections 8. Remedies. Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure:

(a) The Company may exercise its rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations, including without limitation the rights set forth in Section 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Company shall have all of the rights and remedies of a secured party in Massachusetts under the Uniform Commercial Code.

(b) Except as specifically reserved herein, Borrower waives all suretyship defenses at law and in equity, including waste and impairment of Collateral, and further waives the requirement of any demand and presentment. Twenty-one (21) days’ prior notice to Borrower at the address provided below or at such other address as Borrower shall provide to the Company in writing for such purpose, of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

(c) The Company is authorized at any such sale (including without limitation any sale to itself or any affiliate of the Company, the same being expressly authorized and contemplated herein), if the Company deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof. Sales made subject to such restriction shall not, solely by reason thereof be deemed not to have been made in a commercially reasonable manner.

(d) The Company is specifically authorized, with respect to any Collateral that consists of Shares, to acquire such Collateral itself or to transfer such Collateral to any affiliate of the Company at a price equal to the Agreed Value of such Shares, as defined in Section 3(a). Borrower expressly waives any requirement that the Company conduct a public or private sale with respect to such Shares and agrees that such a disposition is commercially reasonable.

(e) In case of any sale of all or part of the Collateral on credit for future delivery, the Collateral so sold shall be retained by the Company until the purchase price is paid. The Company shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold if the Collateral is recovered, or of the failure of the Company to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold.

(f) All cash proceeds received by the Company in respect of any sale, collection or other enforcement or disposition of Collateral shall be applied (after deduction of any amounts payable to the Company for reasonable expenses of the sale, collection or disposition of Collateral) against Obligations in such order as the Company shall elect. Upon payment in full of all Obligations, Borrower shall be entitled to the return of all Collateral pledged by him and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

Section 9. Waivers and Remedies. Except as otherwise provided herein or by law, Borrower waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in Section 8(b) notice of all action by the Company in reliance hereon. No failure by the Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Company. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Company and Borrower, not only hereunder, but also under any promissory note or notes of Borrower held by the Company, any other agreements of Borrower with the Company and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

Section 10. Term; Binding Effect. This Agreement shall remain in full force and effect until payment and satisfaction in full of all Obligations, shall be binding upon Borrower and the heirs, legatees, legal representatives and assigns of Borrower, including Permitted Transferees, and shall inure to the benefit of the Company and its successors and assigns. Notwithstanding the foregoing, the Company may terminate this Agreement and release the Collateral, or may accept substitute Collateral, at any time in its sole discretion without in any way affecting the nonrecourse nature of a portion of the Obligations as provided in the Note.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the Massachusetts Uniform Commercial Code. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

Section 12. Signatures. This Agreement may be executed in counterparts.

Section 13. Headings. The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first set forth above.

BORROWER:

/s/ Wayne Whitcomb	5/6/2005

Name:	Wayne Whitcomb
Address:

PLEDGEE:

DEMANDWARE INC.

By:	/s/ Craig Dynes
Name: Craig Dynes
Title: CFO

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto WAYNE WHITCOMB, 300,000 shares of the common stock, $0.001 par value per share, of Demandware, Inc., a Delaware corporation (the “Company”), registered in his name on the books of the Company and represented by Certificate No.      herewith, and does hereby irrevocable constitute and appoint                     , attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

DATED: May 16, 2005

/s/ Wayne Whitcomb
Wayne Whitcomb

DEMANDWARE, INC.

INSTRUMENT OF ACCESSION

The undersigned, Wayne Whitcomb, as a condition precedent to becoming the owner or holder of record of three hundred thousand (300,000) shares of the common stock, par value $0.001 per share, of Demandware, Inc., a Delaware corporation (the “Company”), hereby agrees to become a Holder and a Management Investor under that certain Voting and Stock Restriction Agreement dated as of August 4, 2004 by and among the Company and the parties named therein. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Voting and Stock Restriction Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

/S/ WAYNE WHITCOMB
Wayne Whitcomb

Address:

Date: May 6, 2005

Accepted:

DEMANDWARE, INC.

By:	/s/ Craig Dynes
Name: Craig Dynes
Title: CFO

Date: May 6, 2005

Wayne Whitcomb

RE: Promissory Note

Dear Wayne,

Demandware hereby agrees to forgive in full the outstanding principal and accrued interest in the aggregate amount of $75,079.97 (such amount, the “Balance”) on the Promissory Note between you and Demandware dated May 6, 2005, as amended (the “Note”) and your obligations with respect to the Note are hereby extinguished in full. The forgiveness of the Balance will be compensation income to you and Demandware hereby agrees to satisfy your income and employment tax withholding obligations with respect to such compensation income. The total amount of these taxes will be deducted from whatever bonus payment you earn in 2011, although in no circumstances will you owe any additional money to Demandware, even if your earned bonus amount is less than the tax amount.

Further, Demandware hereby releases in full the pledge agreement dated May 6, 2005 between you and Demandware.

Please countersign where indicated below to indicate your acknowledgement of these terms.

Very truly yours,

/s/ Scott Dussault
Scott Dussault
Chief Financial Officer

Countersigned:	/s/ Wayne Whitcomb
Wayne Whitcomb